UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  April 28, 2015

JACKSONVILLE BANCORP, INC.
 (Exact name of registrant as specified in its charter)

Florida	000-30248	59-3472981
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

100 North Laura Street, Suite 1000
Jacksonville, FL	32202
(Address of principal executive offices)	(Zip Code)

(904) 421-3040
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On April 28, 2015, Jacksonville Bancorp, Inc. (the “Company”) held its 2015 Annual Meeting of Shareholders for the purpose of voting on the following proposals:

1.	To elect two of the Company’s directors for a one-year term;
2.	To ratify the appointment of Crowe Horwath LLP as the Company’s independent auditor for 2015; and
3.	To approve, on a non-binding advisory basis, the Company’s executive compensation.

The following is a summary of the final voting results for each of the foregoing proposals.

Proposal 1.  The Company’s shareholders elected Donald F. Glisson, Jr. and John P. Sullivan as directors, each to serve for a one-year term, by the following votes:

	For	Against	Abstain	Broker Non-Votes
Donald F. Glisson, Jr.	2,731,538	3,830	743	284,319
John P. Sullivan	2,731,473	2,382	2,256	284,319

Proposal 2.  The Company’s shareholders ratified the appointment of Crowe Horwath LLP as the Company’s independent auditor for 2015, by the following votes:

For	Against	Abstain
3,016,253	591	3,586

Proposal 3.  The Company’s shareholders approved executive compensation, on a non-binding advisory basis, by the following votes:

For	Against	Abstain	Broker Non-Votes
2,713,303	4,467	18,341	284,319

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JACKSONVILLE BANCORP, INC.

By:	/s/ Valerie A. Kendall
Name:	Valerie A. Kendall
Title:	Executive Vice President
and Chief Financial Officer

Date:  April 29, 2015